UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2024

Ovintiv Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39191	84-4427672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1700, 370 17th Street Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 623-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

Montney Acquisition

On November 13, 2024, Ovintiv Inc. (“Ovintiv”) and its wholly-owned subsidiary, Ovintiv Canada ULC (the “OVV Buyer”), entered into an Agreement of Purchase and Sale (the “Purchase Agreement”) with Paramount Resources Ltd. (the “Seller”), pursuant to which the OVV Buyer has agreed to acquire the Seller’s upstream oil and gas assets and midstream gathering and processing assets located in the Grande Prairie and Zama regions of Alberta.

The board of directors of Ovintiv has unanimously approved the Purchase Agreement and the transactions contemplated thereby (the “Acquisition”).

Under the terms and conditions of the Purchase Agreement, which has an economic effective date of October 1, 2024, the aggregate consideration to be paid to the Seller in the Acquisition will consist of CAD$3.325 billion in cash (the “Cash Consideration”) plus the conveyance to the Seller of certain oil and gas assets of the OVV Buyer located in the Horn River basin area in British Columbia, in each case, subject to customary closing adjustments. Pursuant to the Purchase Agreement, the OVV Buyer will deposit CAD$100.0 million (the “Acquisition Deposit”) into an interest-bearing escrow account, which will be credited toward the Cash Consideration payable at the closing of the Acquisition. If the Purchase Agreement is terminated in accordance with its terms and conditions, the Acquisition Deposit and any interest earned thereon will be disbursed to the OVV Buyer or the Seller as provided in the Purchase Agreement, summarized below.

The Purchase Agreement provides that the closing of the Acquisition is subject to the satisfaction or waiver of customary closing conditions, including, among others, (a) the accuracy of the representations and warranties of each party (subject to specified materiality standards and customary qualifications), (b) compliance by each party with their respective covenants (subject to specified materiality standards and customary qualifications) and (c) approval under the Competition Act (Canada), as amended, and the Investment Canada Act (Canada), as amended (collectively, the “Regulatory Approvals”).

The Seller and the OVV Buyer have made customary representations and warranties in the Purchase Agreement. The Purchase Agreement also contains customary covenants and agreements, including, among others, covenants and agreements relating to (a) the maintenance of the assets subject of the Purchase Agreement during the period between the execution of the Purchase Agreement and closing of the Acquisition and (b) the efforts of the parties to cause the Acquisition to be completed, including obtaining the Regulatory Approvals.

The Purchase Agreement also provides for certain termination rights for the OVV Buyer and the Seller, including, among others (and subject to certain exceptions in each case), (a) by mutual written consent of the Seller and the OVV Buyer, (b) by either the Seller or the OVV Buyer, if such party’s respective conditions to closing have not been satisfied or are not capable of being satisfied on or before April 30, 2025 (the “Acquisition Outside Date”), except if such condition has not been satisfied or is not capable of being satisfied due to such party not having performed an obligation or agreement, or complied with a covenant in the Purchase Agreement and (c) by either the Seller or the OVV Buyer, if the Acquisition has not closed by the Acquisition Outside Date, provided however that (i) if either of the Regulatory Approvals have not been granted by the date that is four business days before the Acquisition Outside Date, either party may elect to extend the Acquisition Outside Date by one or more periods of not less than 10 business days and (ii) if the Seller is required to obtain additional corporate approvals, and such additional corporate approvals have not been received by the date that is four business days before the Acquisition Outside Date, either party may elect to extend the Acquisition Outside Date by one or more periods of not less than 10 business days, and in each case such extensions may not exceed 90 days in the aggregate.

Subject to certain further terms, conditions and exceptions, if the Purchase Agreement is terminated, or is terminable, (a) by the Seller, if closing has not occurred due to one or more breaches of the Purchase Agreement by the OVV Buyer and if such breaches are not capable of being cured on or prior to the Acquisition Outside Date, then the Seller will have the right to terminate the Purchase Agreement and receive the Acquisition Deposit and any interest earned thereon as liquidated damages as the Seller’s sole and exclusive remedy; or (b) by the OVV Buyer, if closing has not occurred due to one or more breaches of the Purchase Agreement by the Seller and if such breaches are not capable of being cured on or prior to the Acquisition Outside Date, then the OVV Buyer will have the right, among other things, to terminate the Purchase Agreement, to receive a refund of the Acquisition Deposit and any interest earned thereon and to seek any other remedies available to the OVV Buyer. If the closing does not occur by the Acquisition Outside Date for any reason or circumstance other than as described in the previous sentence, then the OVV Buyer will be entitled to the return of the Acquisition Deposit and any interest earned thereon.

In connection with, and concurrently with the entry into, the Purchase Agreement, Ovintiv entered into a debt commitment letter, dated November 13, 2024, with JPMorgan Chase Bank, N.A. (“JPM”) and Morgan Stanley Senior Funding, Inc. (together with JPM, the “Commitment Parties”), pursuant to which the Commitment Parties have committed, subject to satisfaction of the conditions set forth therein, to provide Ovintiv with a 364-day senior unsecured bridge loan facility in an aggregate principal amount of $2.5 billion (the “Bridge Loan Facility”). Ovintiv currently intends to fund the Cash Consideration and related transaction fees and expenses with a combination of cash on hand (including cash proceeds received pursuant to the Divestiture (as defined below)), proceeds from new debt financing, and, only to the extent necessary, borrowings under the Bridge Loan Facility.

The representations, warranties and covenants contained in the Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Purchase Agreement, (b) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (c) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (d) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Ovintiv’s public disclosures.

The foregoing description of the Purchase Agreement and the Acquisition does not purport to be complete and is subject to and qualified in its entirety by reference to the copy of the Purchase Agreement, which will be filed as an Exhibit to the Company’s Form 10-K for the year ending December 31, 2024.

ITEM 7.01	Regulation FD Disclosure.

On November 14, 2024, Ovintiv issued a press release regarding the Transactions (as defined below). A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

On November 14, 2024, Ovintiv posted an investor presentation relating to the Transactions on its website at https://www.ovintiv.com. A copy of the presentation is furnished as Exhibit 99.2 to this report and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 attached hereto are being furnished and, along with information contained on Ovintiv’s website (or linked therein or otherwise connected thereto), shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01	Other Events.

Uinta Divestiture

On November 13, 2024, Ovintiv USA Inc. and Ovintiv Royalty Holdings LLC, each a wholly-owned subsidiary of Ovintiv, entered into an agreement with FourPoint Resources, LLC (“FourPoint”) to sell to FourPoint substantially all of their oil and gas assets and properties and related rights and interests located in an agreed sale are covering specified lands in Duchesne and Uinta Counties, Utah along with certain specified interests located in Wasatch County, Utah for aggregate consideration of $2.0 billion in cash, subject to customary closing adjustments (the “Divestiture” and, together with the Acquisition, the “Transactions”). The Divestiture is expected to close January 22, 2025, subject to customary closing conditions.

Forward-Looking Statements

This Form 8-K contains forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, except for statements of historical fact, that relate to the anticipated future activities, plans, strategies, objectives or expectations of Ovintiv are forward-looking statements. When used in this Form 8-K, the use of words and phrases including “anticipates,” “believes,” “estimates,” “expects,” “intends,” “maintain,” “may,” “plans,” “potential,” “strategy,” “targets,” “will,” “would” and other similar terminology is intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words or phrases.

The forward-looking statements included in this Form 8-K involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Ovintiv has based these forward-looking statements on current expectations and assumptions about future events, including Ovintiv’s ability to consummate any pending acquisition and divestiture transactions (including the transactions described herein), other risks and uncertainties related to the closing of pending acquisition and divestiture transactions (including the transactions described herein), and the ability of Ovintiv to access credit facilities and capital markets, taking into account all information currently known by Ovintiv. While Ovintiv considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond our control. The risks and uncertainties that may affect the operations, performance and results of Ovintiv’s business and forward-looking statements include, but are not limited to, those set forth in Item 1A. “Risk Factors” of Ovintiv’s most recent Annual Report on Form 10-K, and other risks and uncertainties impacting Ovintiv’s business as described from time to time in Ovintiv’s other periodic filings with the SEC or Canadian securities regulators.

Although Ovintiv believes the expectations represented by its forward-looking statements are reasonable based on the information available to it as of the date such statements are made, forward-looking statements are only predictions and statements of Ovintiv’s current beliefs and there can be no assurance that such expectations will prove to be correct. All forward-looking statements contained in this Form 8-K are made as of the date of this Form 8-K and, except as required by law, Ovintiv undertakes no obligation to update publicly or revise any forward-looking statements. The forward-looking statements contained or incorporated by reference in this Form 8-K, and all subsequent forward-looking statements attributable to Ovintiv, whether written or oral, are expressly qualified by these cautionary statements.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

Exhibit 99.1	Press Release of Ovintiv Inc., dated November 14, 2024.

Exhibit 99.2	Investor Presentation, dated November 14, 2024.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2024

OVINTIV INC.
(Registrant)

By:	/s/ Dawna I. Gibb
Name:	Dawna I. Gibb
Title:	Assistant Corporate Secretary